Important Notice
The information included in this financial supplement is unaudited and intended for informational purposes only.

Athene Holding Ltd. (AHL) is a subsidiary of Apollo Global Management, Inc. The financial statements and exhibits included in this financial supplement should be read in conjunction with AHL’s reports and other filings with the US Securities and Exchange Commission, including its reports on Form 10-K, Form 10-Q and Form 8-K. This financial supplement does not constitute an offer to sell, or the solicitation of an offer to buy, any security of AHL, and nothing in this financial supplement shall in any way be relied on in connection with investment decisions. Each recipient of the information contained in this financial supplement is responsible for making its own independent assessment of the business, financial condition, prospects, status and affairs of AHL.

AHL undertakes no obligation to update or correct the information in this financial supplement. AHL makes no representation or warranty, express or implied, with respect to the fairness, correctness, accuracy, reasonableness or completeness of any of the information contained in this financial supplement. AHL does not accept any liability whatsoever for any direct, indirect or consequential losses (in contract, tort or otherwise) arising from the use of this financial supplement or its contents or any reliance on the information contained herein.

This financial supplement includes certain non-GAAP measures, including net investment earnings, cost of funds, other operating expenses, spread related earnings, net investment spread, net spread, adjusted leverage ratio, net invested assets, net reserve liabilities, spread related earnings - excluding notable items, net investment spread - excluding notable items and net spread - excluding notable items. Management believes the use of these non-GAAP measures (which are defined and discussed in greater detail and reconciled elsewhere in this financial supplement), together with the relevant GAAP measures, provides information that may enhance an investor’s understanding of AHL’s results of operations and the underlying profitability drivers of AHL’s business. These measures should be considered supplementary to AHL’s results in accordance with US GAAP and should not be viewed as a substitute for the corresponding US GAAP measures.

Financial Highlights Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	Q/Q	Y/Y	2023	2024	Y/Y
SELECTED INCOME STATEMENT DATA
GAAP
Net income available to AHL common stockholder	$2,925	$1,147	$583	$580	$970	67%	(67)%	$4,484	$3,280	(27)%
Return on assets (ROA)	4.10%	1.48%	0.71%	0.67%	1.08%	41bps	NM	1.67%	0.98%	(69)bps

NON-GAAP
Spread related earnings (SRE)	$749	$816	$712	$855	$838	(2)%	12%	$3,107	$3,221	4%
Net spread	1.41%	1.47%	1.24%	1.44%	1.37%	(7)bps	(4)bps	1.49%	1.38%	(11)bps
Net investment spread	1.80%	1.83%	1.64%	1.83%	1.79%	(4)bps	(1)bp	1.93%	1.78%	(15)bps
Spread related earnings, excluding notable items[1]	$749	$816	$712	$830	$838	1%	12%	$2,992	$3,196	7%
Net spread, excluding notable items[1]	1.41%	1.47%	1.24%	1.40%	1.37%	(3)bps	(4)bps	1.44%	1.37%	(7)bps
Net investment spread, excluding notable items[1]	1.80%	1.83%	1.64%	1.79%	1.79%	0bps	(1)bp	1.88%	1.77%	(11)bps

Alternative net investment income delta to long-term expectation[2,3]	$132	$56	$154	$81	$58			$451	$349
Alternative net return delta to long-term expectation	4.53%	1.90%	5.27%	2.81%	1.75%			3.78%	2.97%
Impact to net spread	0.25%	0.10%	0.27%	0.13%	0.09%			0.21%	0.15%

SELECTED BALANCE SHEET DATA
GAAP
Total assets	$300,579	$320,579	$332,627	$354,966	$363,343	2%	21%	$300,579	$363,343	21%
Goodwill	4,065	4,064	4,064	4,071	4,063	—%	—%	4,065	4,063	—%
Total liabilities	279,344	297,423	308,295	327,855	337,469	3%	21%	279,344	337,469	21%
Debt	4,209	5,740	5,733	5,725	6,309	10%	50%	4,209	6,309	50%
Total AHL stockholders' equity	13,838	14,760	14,998	17,445	16,360	(6)%	18%	13,838	16,360	18%
Leverage ratio	40.8%	43.4%	42.9%	38.3%	41.7%	NM	90bps	40.8%	41.7%	90bps

NON-GAAP
Gross invested assets	$278,617	$292,837	$302,215	$314,932	$326,964	4%	17%	$278,617	$326,964	17%
Invested assets – ACRA noncontrolling interests	(61,190)	(65,482)	(69,258)	(72,269)	(78,321)	8%	28%	(61,190)	(78,321)	28%
Net invested assets	217,427	227,355	232,957	242,663	248,643	2%	14%	217,427	248,643	14%
Net reserve liabilities	199,289	208,523	211,548	225,899	225,926	—%	13%	199,289	225,926	13%
Notional debt	4,000	5,575	5,575	5,575	6,175	11%	54%	4,000	6,175	54%
Adjusted AHL common stockholder’s equity	20,368	21,540	21,810	20,907	22,313	7%	10%	20,368	22,313	10%
Adjusted leverage ratio	20.3%	22.7%	22.5%	23.2%	22.6%	(60)bps	230bps	20.3%	22.6%	230bps

INFLOWS DATA
Gross organic inflows	$19,824	$20,094	$16,695	$20,017	$14,197	(29)%	(28)%	$63,407	$71,003	12%
Gross inorganic inflows	2,214	—	—	—	—	NM	NM	2,214	—	NM
Total gross inflows	$22,038	$20,094	$16,695	$20,017	$14,197	(29)%	(36)%	$65,621	$71,003	8%

Note: “NM” represents changes that are not meaningful. Please refer to the Notes to the Financial Supplement section for discussion on non-GAAP metrics and the Non-GAAP Measure Reconciliations section for reconciliations of non-GAAP metrics. 1. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. 2. Refers to the amount that as-reported alternative net investment income is below (above) management's long-term expectation of an 11% average annual return. Management’s long-term expectation is based on historical experience and provides investors with supplemental information for period-to-period comparability as well as a basis for developing expectations of future performance. There is no assurance that management’s expected long-term average annual return will be achieved. Actual results may differ materially. 3. In 4Q’24, alternative net investment income delta to long-term expectation excludes the impact of Athene’s incremental investment in Apollo/Athene Dedicated Investment Program (ADIP I) and Apollo/Athene Dedicated Investment Program II (ADIP II), collectively ADIP, which earned $14 million of net investment earnings on an average net invested asset balance of $248 million.

Condensed Consolidated Statements of Income (GAAP view) Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	Q/Q	Y/Y	2023	2024	Y/Y
REVENUES
Premiums	$3,586	$101	$673	$389	$155	(60)%	(96)%	$12,749	$1,318	(90)%
Product charges	226	238	251	267	260	(3)%	15%	848	1,016	20%
Net investment income	3,078	3,292	3,509	3,777	3,903	3%	27%	11,130	14,481	30%
Investment related gains (losses)	2,621	1,677	(134)	1,539	(1,037)	NM	NM	1,428	2,045	43%
Other revenues	7	2	3	4	10	150%	43%	591	19	(97)%
Revenues of consolidated variable interest entities
Net investment income	47	77	56	77	72	(6)%	53%	257	282	10%
Investment related gains (losses)	447	334	306	469	419	(11)%	(6)%	1,191	1,528	28%
Total revenues	10,012	5,721	4,664	6,522	3,782	(42)%	(62)%	28,194	20,689	(27)%

BENEFITS AND EXPENSES
Interest sensitive contract benefits	2,595	2,884	1,824	2,599	1,642	(37)%	(37)%	6,229	8,949	44%
Future policy and other policy benefits	4,088	543	1,095	793	623	(21)%	(85)%	14,434	3,054	(79)%
Market risk benefits remeasurement (gains) losses	570	(154)	(16)	524	(456)	NM	NM	404	(102)	NM
Amortization of deferred acquisition costs, deferred sales inducements and value of business acquired	186	207	227	244	263	8%	41%	688	941	37%
Policy and other operating expenses	489	459	507	687	560	(18)%	15%	1,848	2,213	20%
Total benefits and expenses	7,928	3,939	3,637	4,847	2,632	(46)%	(67)%	23,603	15,055	(36)%
Income before income taxes	2,084	1,782	1,027	1,675	1,150	(31)%	(45)%	4,591	5,634	23%
Income tax expense (benefit)[1]	(1,619)	307	161	191	71	(63)%	NM	(1,161)	730	NM
Net income	3,703	1,475	866	1,484	1,079	(27)%	(71)%	5,752	4,904	(15)%
Less: Net income attributable to noncontrolling interests	733	283	237	859	64	(93)%	(91)%	1,087	1,443	33%
Net income attributable to Athene Holding Ltd. stockholders	2,970	1,192	629	625	1,015	62%	(66)%	4,665	3,461	(26)%
Less: Preferred stock dividends	45	45	46	45	45	—%	—%	181	181	—%
Net income available to Athene Holding Ltd. common stockholder	$2,925	$1,147	$583	$580	$970	67%	(67)%	$4,484	$3,280	(27)%

1. 4Q’23 and FY’23 include a one-time tax benefit of $1.8 billion resulting from the establishment of deferred tax assets related to the Government of Bermuda’s enactment of the Corporate Income Tax Act of 2023 (Bermuda CIT). 4Q’24 and FY’24 include an estimated income tax benefit related to the Bermuda CIT, and the actual tax impact reported in the Company’s Annual Report on Form 10-K may differ, possibly materially, from this estimate.

Spread Related Earnings (Management view) Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	Q/Q	Y/Y	2023	2024	Y/Y
SPREAD RELATED EARNINGS
Fixed income and other net investment income	$2,342	$2,455	$2,635	$2,807	$2,914	4%	24%	$8,744	$10,811	24%
Alternative net investment income	190	266	168	236	269	14%	42%	864	939	9%
Net investment earnings	2,532	2,721	2,803	3,043	3,183	5%	26%	9,608	11,750	22%
Strategic capital management fees	23	25	24	27	29	7%	26%	72	105	46%
Cost of funds	(1,594)	(1,723)	(1,880)	(1,983)	(2,116)	7%	33%	(5,650)	(7,702)	36%
Net investment spread	961	1,023	947	1,087	1,096	1%	14%	4,030	4,153	3%
Other operating expenses	(120)	(116)	(116)	(114)	(121)	6%	1%	(487)	(467)	(4)%
Interest and other financing costs	(92)	(91)	(119)	(118)	(137)	16%	49%	(436)	(465)	7%
Spread related earnings	$749	$816	$712	$855	$838	(2)%	12%	$3,107	$3,221	4%

Fixed income and other net investment income	4.66%	4.66%	4.83%	4.96%	5.00%	4bps	34bps	4.45%	4.87%	42bps
Alternative net investment income	6.47%	9.10%	5.73%	8.19%	9.25%	106bps	278bps	7.22%	8.03%	81bps
Net investment earnings	4.76%	4.89%	4.87%	5.12%	5.20%	8bps	44bps	4.61%	5.03%	42bps
Strategic capital management fees	0.04%	0.04%	0.04%	0.05%	0.05%	0bps	1bp	0.03%	0.04%	1bp
Cost of funds	(3.00)%	(3.10)%	(3.27)%	(3.34)%	(3.46)%	12bps	46bps	(2.71)%	(3.29)%	58bps
Net investment spread	1.80%	1.83%	1.64%	1.83%	1.79%	(4)bps	(1)bp	1.93%	1.78%	(15)bps
Other operating expenses	(0.23)%	(0.21)%	(0.20)%	(0.19)%	(0.20)%	1bp	(3)bps	(0.23)%	(0.20)%	(3)bps
Interest and other financing costs	(0.16)%	(0.15)%	(0.20)%	(0.20)%	(0.22)%	2bps	6bps	(0.21)%	(0.20)%	(1)bp
Spread related earnings	1.41%	1.47%	1.24%	1.44%	1.37%	(7)bps	(4)bps	1.49%	1.38%	(11)bps

Average net invested assets - fixed income and other	$201,035	$210,688	$218,446	$226,295	$233,153	3%	16%	$196,514	$222,122	13%
Average net invested assets - alternatives	11,726	11,703	11,710	11,515	11,643	1%	(1)%	11,965	11,687	(2)%
Average net invested assets	$212,761	$222,391	$230,156	$237,810	$244,796	3%	15%	$208,479	$233,809	12%

Note: Please refer to the Notes to the Financial Supplement section for discussion on spread related earnings.

Reconciliation of Earnings Measures Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	Q/Q	Y/Y	2023	2024	Y/Y
RECONCILIATION OF NET INCOME AVAILABLE TO ATHENE HOLDING LTD. COMMON STOCKHOLDER TO SPREAD RELATED EARNINGS
Net income available to Athene Holding Ltd. common stockholder	$2,925	$1,147	$583	$580	$970	67%	(67)%	$4,484	$3,280	(27)%
Preferred stock dividends	45	45	46	45	45	—%	—%	181	181	—%
Net income attributable to noncontrolling interests	733	283	237	859	64	(93)%	(91)%	1,087	1,443	33%
Net income	3,703	1,475	866	1,484	1,079	(27)%	(71)%	5,752	4,904	(15)%
Income tax expense (benefit)	(1,619)	307	161	191	71	(63)%	NM	(1,161)	730	NM
Income before income taxes	2,084	1,782	1,027	1,675	1,150	(31)%	(45)%	4,591	5,634	23%
Realized gains (losses) on sale of AFS securities and mortgage loans	(34)	(23)	(9)	(276)	(31)	89%	9%	(203)	(339)	(67)%
Unrealized, allowances and other investment gains (losses)	256	21	(100)	439	(4)	NM	NM	(251)	356	NM
Change in fair value of reinsurance assets	765	(35)	(32)	444	(246)	NM	NM	585	131	(78)%
Offsets to investment gains (losses)	12	15	17	21	16	(24)%	33%	39	69	77%
Investment gains (losses), net of offsets	999	(22)	(124)	628	(265)	NM	NM	170	217	28%
Change in fair values of derivatives and embedded derivatives - FIAs	59	484	126	(196)	—	NM	NM	267	414	55%
Non-operating change in funding agreements	19	23	18	47	55	17%	189%	35	143	NM
Change in fair value of market risk benefits	(498)	201	67	(364)	453	NM	NM	(71)	357	NM
Non-operating change in liability for future policy benefits	2	(35)	(8)	—	(25)	NM	NM	(49)	(68)	(39)%
Non-operating change in insurance liabilities and related derivatives	(418)	673	203	(513)	483	NM	NM	182	846	NM
Integration, restructuring and other non-operating expenses	(32)	(30)	(31)	(204)	26	NM	NM	(130)	(239)	84%
Stock compensation expense	(46)	(13)	(11)	(12)	(14)	17%	(70)%	(88)	(50)	(43)%
Preferred stock dividends	45	45	46	45	45	—%	—%	181	181	—%
Noncontrolling interests - pre-tax income and VIE adjustments	787	313	232	876	37	(96)%	(95)%	1,169	1,458	25%
Less: Total adjustments to income before income taxes	1,335	966	315	820	312	(62)%	(77)%	1,484	2,413	63%
Spread related earnings	$749	$816	$712	$855	$838	(2)%	12%	$3,107	$3,221	4%

Note: Please refer to the Notes to the Financial Supplement section for discussion on spread related earnings.

Net Flows & Outflows Attributable to Athene by Type Unaudited (in millions, except percentages)

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	Q/Q	Y/Y	2023	2024	Y/Y
NET FLOWS
Retail	$13,410	$9,663	$8,938	$9,209	$7,954	(14)%	(41)%	$35,293	$35,764	1%
Flow reinsurance	2,798	2,390	1,210	944	1,029	9%	(63)%	10,547	5,573	(47)%
Funding agreements[1]	2,300	8,041	5,970	9,570	5,167	(46)%	125%	7,193	28,748	300%
Pension group annuities	1,316	—	577	294	47	(84)%	(96)%	10,374	918	(91)%
Gross organic inflows	19,824	20,094	16,695	20,017	14,197	(29)%	(28)%	63,407	71,003	12%
Gross inorganic inflows[2]	2,214	—	—	—	—	NM	NM	2,214	—	NM
Total gross inflows	22,038	20,094	16,695	20,017	14,197	(29)%	(36)%	65,621	71,003	8%
Gross outflows[3]	(7,116)	(8,035)	(10,140)	(8,158)	(7,136)	(13)%	—%	(33,868)	(33,469)	(1)%
Net flows	$14,922	$12,059	$6,555	$11,859	$7,061	(40)%	(53)%	$31,753	$37,534	18%

Inflows attributable to Athene[4]	$13,026	$14,591	$10,840	$14,705	$8,948	(39)%	(31)%	$43,000	$49,084	14%
Inflows attributable to ADIP[4,5]	9,012	4,437	4,824	4,244	4,343	2%	(52)%	22,621	17,848	(21)%
Inflows ceded to third-party reinsurers[6]	—	1,066	1,031	1,068	906	(15)%	NM	—	4,071	NM
Total gross inflows	$22,038	$20,094	$16,695	$20,017	$14,197	(29)%	(36)%	$65,621	$71,003	8%

Outflows attributable to Athene	$(5,791)	$(6,748)	$(8,627)	$(6,176)	$(5,697)	(8)%	(2)%	$(28,763)	$(27,248)	(5)%
Outflows attributable to ADIP[5]	(1,325)	(1,287)	(1,513)	(1,982)	(1,439)	(27)%	9%	(5,105)	(6,221)	22%
Total gross outflows[3]	$(7,116)	$(8,035)	$(10,140)	$(8,158)	$(7,136)	(13)%	—%	$(33,868)	$(33,469)	(1)%

OUTFLOWS ATTRIBUTABLE TO ATHENE BY TYPE
Maturity-driven, contractual-based outflows[7]	$(1,952)	$(2,818)	$(4,799)	$(2,312)	$(2,167)	(6)%	11%	$(10,893)	$(12,096)	11%
Policyholder-driven outflows[8]	(3,839)	(3,930)	(3,828)	(3,864)	(3,530)	(9)%	(8)%	(15,147)	(15,152)	—%
Income oriented withdrawals (planned)[9]	(1,831)	(1,691)	(1,558)	(1,517)	(1,661)	9%	(9)%	(6,964)	(6,427)	(8)%
From policies out-of-surrender-charge (planned)[10]	(1,365)	(1,512)	(1,511)	(1,444)	(1,131)	(22)%	(17)%	(5,548)	(5,598)	1%
From policies in-surrender-charge (unplanned)[11]	(643)	(727)	(759)	(903)	(738)	(18)%	15%	(2,635)	(3,127)	19%
Core outflows	(5,791)	(6,748)	(8,627)	(6,176)	(5,697)	(8)%	(2)%	(26,040)	(27,248)	5%
Strategic reinsurance transactions[12]	—	—	—	—	—	NM	NM	(2,723)	—	NM
Outflows attributable to Athene	$(5,791)	$(6,748)	$(8,627)	$(6,176)	$(5,697)	(8)%	(2)%	$(28,763)	$(27,248)	(5)%

Annualized rate[13]
Maturity-driven, contractual-based outflows[7]	(3.7)%	(5.1)%	(8.3)%	(3.9)%	(3.5)%	(40)bps	(20)bps	(5.2)%	(5.2)%	0bps
Policyholder-driven outflows[8]	(7.2)%	(7.0)%	(6.7)%	(6.5)%	(5.8)%	(70)bps	NM	(7.3)%	(6.5)%	(80)bps
Income oriented withdrawals (planned)[9]	(3.4)%	(3.0)%	(2.7)%	(2.6)%	(2.7)%	10bps	(70)bps	(3.3)%	(2.8)%	(50)bps
From policies out-of-surrender-charge (planned)[10]	(2.6)%	(2.7)%	(2.7)%	(2.4)%	(1.9)%	(50)bps	(70)bps	(2.7)%	(2.4)%	(30)bps
From policies in-surrender-charge (unplanned)[11]	(1.2)%	(1.3)%	(1.3)%	(1.5)%	(1.2)%	(30)bps	0bps	(1.3)%	(1.3)%	0bps
Core outflows	(10.9)%	(12.1)%	(15.0)%	(10.4)%	(9.3)%	NM	NM	(12.5)%	(11.7)%	(80)bps
Strategic reinsurance transactions[12]	—%	—%	—%	—%	—%	NM	NM	(1.3)%	—%	NM
Outflows attributable to Athene	(10.9)%	(12.1)%	(15.0)%	(10.4)%	(9.3)%	NM	NM	(13.8)%	(11.7)%	NM

1. Funding agreements are comprised of funding agreements issued under our funding agreement backed notes (FABN) program, secured and other funding agreements, funding agreements issued to the Federal Home Loan Bank (FHLB) and long-term repurchase agreements. 2. Gross inorganic inflows represent acquisitions and block reinsurance transactions. On November 6, 2023, we entered into an agreement with a Japanese counterparty, effective October 1, 2023, pursuant to which we agreed to reinsure a block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, we entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 3. Gross outflows include full and partial policyholder withdrawals on deferred annuities, death benefits, pension group annuity benefit payments, payments on payout annuities, payments related to interest, maturities and repurchases of funding agreements and block reinsurance outflows. 4. Effective July 1, 2023, Athene Life Re Ltd. (ALRe) sold 50% of Athene Co-Invest Reinsurance Affiliate Holding 2 Ltd.’s (together with its subsidiaries, ACRA 2) economic interests to ADIP II. Subsequent to the initial buy-in, ADIP II increased its economic ownership interests in ACRA 2 to 60% effective December 31, 2023 and 63% effective October 1, 2024. 5. ADIP refers to ADIP I and ADIP II and represents the noncontrolling interests in business ceded to ACRA. 6. During the first quarter of 2024, we entered into a modco reinsurance agreement with Catalina Re Archdale Life Insurance Company Ltd., a subsidiary of Catalina Holdings (Bermuda) Ltd. (together with its subsidiaries, Catalina), to cede a quota share of our retail deferred annuity business issued on or after January 1, 2024. 7. Represents outflows from funding agreements, pension group annuities and multi-year guarantee fixed annuities, all of which occur based on defined maturities or substantially lapse upon reaching their contractual term. Amounts may vary on a quarterly basis, based on the timing of original issuance. 8. Represents outflows from fixed indexed annuities and other applicable products, which have varying degrees of predictability due to policyholder actions. 9. Represents partial annuity withdrawals to meet retirement income needs within contractual annual limits. 10. Represents outflows from policies that no longer have an active surrender charge in force. 11. Represents outflows from policies with an active surrender charge in force. 12. Strategic reinsurance transaction outflows include the portion of the reinsurance business recaptured by Venerable Insurance and Annuity Company (VIAC) in 3Q’23. 13 The outflow rate is calculated as outflows attributable to Athene divided by average net invested assets for the respective period, on an annualized basis.

Condensed Consolidated Balance Sheets Unaudited (in millions, except percentages)

	December 31, 2023	December 31, 2024	Δ
ASSETS
Investments
Available-for-sale securities, at fair value	$134,338	$165,364	23%
Trading securities, at fair value	1,706	1,583	(7)%
Equity securities	1,293	1,290	—%
Mortgage loans, at fair value	44,115	63,239	43%
Investment funds	109	107	(2)%
Policy loans	334	318	(5)%
Funds withheld at interest	24,359	18,866	(23)%
Derivative assets	5,298	8,154	54%
Short-term investments	341	447	31%
Other investments	1,206	2,915	142%
Total investments	213,099	262,283	23%
Cash and cash equivalents	13,020	12,733	(2)%
Restricted cash	1,761	943	(46)%
Investments in related parties
Available-for-sale securities, at fair value	14,009	19,127	37%
Trading securities, at fair value	838	573	(32)%
Equity securities, at fair value	318	234	(26)%
Mortgage loans, at fair value	1,281	1,297	1%
Investment funds	1,632	1,853	14%
Funds withheld at interest	6,474	5,050	(22)%
Short-term investments	947	743	(22)%
Other investments, at fair value	343	331	(3)%
Accrued investment income	1,933	2,816	46%
Reinsurance recoverable	4,154	8,194	97%
Deferred acquisition costs, deferred sales inducements and value of business acquired	5,979	7,173	20%
Goodwill	4,065	4,063	—%
Other assets	10,179	11,253	11%
Assets of consolidated variable interest entities
Investments
Trading securities, at fair value	2,136	2,301	8%
Mortgage loans, at fair value	2,173	2,579	19%
Investment funds, at fair value	15,927	17,765	12%
Other investments	103	884	NM
Cash and cash equivalents	98	583	NM
Other assets	110	565	NM
Total assets	$300,579	$363,343	21%

Condensed Consolidated Balance Sheets, continued Unaudited (in millions, except percentages)

	December 31, 2023	December 31, 2024	Δ
LIABILITIES
Interest sensitive contract liabilities	$204,670	$253,637	24%
Future policy benefits	53,287	49,902	(6)%
Market risk benefits	3,751	4,028	7%
Debt	4,209	6,309	50%
Derivative liabilities	1,995	3,556	78%
Payables for collateral on derivatives and securities to repurchase	7,536	11,652	55%
Other liabilities	2,781	6,745	143%
Liabilities of consolidated variable interest entities	1,115	1,640	47%
Total liabilities	279,344	337,469	21%

EQUITY
Preferred stock	—	—	NM
Common stock	—	—	NM
Additional paid-in capital	19,499	19,588	—%
Retained earnings (accumulated deficit)	(92)	2,237	NM
Accumulated other comprehensive loss	(5,569)	(5,465)	2%
Total Athene Holding Ltd. stockholders' equity	13,838	16,360	18%
Noncontrolling interests	7,397	9,514	29%
Total equity	21,235	25,874	22%
Total liabilities and equity	$300,579	$363,343	21%

Net Invested Assets (Management view) & Agency Ratings Unaudited (in millions, except percentages)

	December 31, 2023		December 31, 2024
	Invested Asset Value[1]	Percentage of Total	Invested Asset Value[1]	Percentage of Total
NET INVESTED ASSETS
Corporate	$82,883	38.1%	$86,051	34.6%
CLO	20,538	9.4%	27,698	11.2%
Credit	103,421	47.5%	113,749	45.8%
CML	25,977	11.9%	28,055	11.3%
RML	18,021	8.3%	27,848	11.2%
RMBS	7,795	3.6%	7,635	3.1%
CMBS	5,580	2.6%	8,243	3.3%
Real estate	57,373	26.4%	71,781	28.9%
ABS	22,202	10.2%	28,670	11.5%
Alternative investments	11,659	5.4%	12,000	4.8%
State, municipal, political subdivisions and foreign government	3,384	1.5%	3,237	1.3%
Equity securities	1,727	0.8%	2,201	0.9%
Short-term investments	1,048	0.5%	1,015	0.4%
US government and agencies	4,052	1.9%	5,531	2.2%
Other investments	44,072	20.3%	52,654	21.1%
Cash and cash equivalents	10,467	4.8%	6,794	2.7%
Other	2,094	1.0%	3,665	1.5%
Net invested assets	$217,427	100.0%	$248,643	100.0%

	AM Best	Standard & Poor’s	Fitch	Moody’s
FINANCIAL STRENGTH RATINGS
Athene Annuity and Life Company	A+	A+	A+	A1
Athene Annuity & Life Assurance Company of New York	A+	A+	A+	A1
Athene Life Insurance Company of New York	A+	NR	NR	NR
Athene Annuity Re Ltd.	A+	A+	A+	A1
Athene Life Re Ltd.	A+	A+	A+	A1
Athene Life Re International Ltd.	A+	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate 1A Ltd. and Athene Co-Invest Reinsurance Affiliate 1B Ltd.	A+	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate 2A Ltd. and Athene Co-Invest Reinsurance Affiliate 2B Ltd.	A+	A+	A+	A1
Athene Co-Invest Reinsurance Affiliate International Ltd.	A+	A+	A+	A1

CREDIT RATINGS
Athene Holding Ltd.	a-	A-	A-	NR
Senior notes	a-	A-	BBB+	Baa1
Subordinated notes	NR	BBB	BBB-	Baa2

1. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets, and the Non-GAAP Measure Reconciliations section for the reconciliation of investments, including related parties, to net invested assets. Net invested assets include our economic ownership of ACRA investments but do not include the investments associated with the noncontrolling interests.

Net Alternative Investments (Management view) Unaudited (in millions, except percentages)

	December 31, 2023[1]		December 31, 2024
	Invested Asset Value[2]	Percentage of Total	Invested Asset Value[2]	Percentage of Total
NET ALTERNATIVE INVESTMENTS
Strategic origination platforms
Wheels	$691	5.9%	$581	4.8%
Redding Ridge	571	4.9%	581	4.8%
MidCap Financial	524	4.5%	544	4.5%
Aqua Finance	215	1.8%	309	2.6%
Skylign[3]	244	2.1%	300	2.5%
Foundation Home Loans	242	2.1%	184	1.5%
Other	240	2.1%	776	6.5%
Strategic origination platforms	2,727	23.4%	3,275	27.2%
Apollo and other investments
Real assets	2,010	17.2%	1,691	14.1%
Private equity	1,159	9.9%	1,107	9.2%
Structured equity and other	368	3.2%	522	4.4%
Equity	3,537	30.3%	3,320	27.7%
Credit	1,559	13.4%	1,481	12.4%
Liquid assets and other	298	2.6%	851	7.1%
Apollo and other investments	5,394	46.3%	5,652	47.2%
Total AAA	8,121	69.7%	8,927	74.4%
Retirement Services
Athora	1,106	9.5%	1,125	9.4%
Venerable	181	1.5%	273	2.3%
Other	1,014	8.7%	—	—%
Retirement Services	2,301	19.7%	1,398	11.7%
Apollo and other investments
Equity	969	8.3%	1,120	9.3%
Credit	215	1.8%	531	4.4%
Other	53	0.5%	24	0.2%
Apollo and other investments	1,237	10.6%	1,675	13.9%
Total Non AAA	3,538	30.3%	3,073	25.6%
Net alternative investments[4]	$11,659	100.0%	$12,000	100.0%

1. Prior period amounts have been reclassified to conform with the current year presentation as a result of aligning our alternative investment categories to reflect our updated investment strategies. 2. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets, including net alternative investments, and the Non-GAAP Measure Reconciliations section for the reconciliations of investments, including related parties, to net invested assets and investment funds, including related parties and consolidated VIEs, to net alternative investments. Net invested assets include our economic ownership of ACRA investments but do not include the investments associated with the noncontrolling interests. Net alternative invested asset values reflect Athene’s ownership of Apollo Aligned Alternatives, L.P. (AAA). Athene’s ownership percentage of AAA was approximately 61%, 62%, 63%, 66% and 69% as of December 31, 2024, September 30, 2024, June 30, 2024, March 31, 2024 and December 31, 2023, respectively. 3. Skylign Aviation Holdings, L.P. (Skylign) was previously referenced as PK AirFinance. Skylign is the holding company that comprises two operating businesses, PK AirFinance and Perseus Aviation. 4. Net alternative investments do not correspond to total investment funds, including related parties and consolidated VIEs, on our condensed consolidated balance sheets. Net alternative investments adjusts the GAAP presentation to include certain equity securities that are included in AFS or trading securities in the GAAP view, investment funds included in our funds withheld at interest and modco reinsurance portfolios and other investments.

Credit Quality of Securities Unaudited (in millions, except percentages)

	December 31, 2023		December 31, 2024
CREDIT QUALITY OF AFS SECURITIES (GAAP VIEW)	Fair Value	Percentage of Total	Fair Value	Percentage of Total
National Association of Insurance Commissioners (NAIC) designation
1 A-G	$81,549	55.0%	$104,887	56.9%
2 A-C	61,664	41.5%	74,064	40.1%
Total investment grade	143,213	96.5%	178,951	97.0%
3 A-C	3,544	2.4%	3,230	1.8%
4 A-C	1,013	0.7%	1,378	0.7%
5 A-C	129	0.1%	293	0.2%
6	448	0.3%	639	0.3%
Total below investment grade	5,134	3.5%	5,540	3.0%
Total AFS securities including related parties	$148,347	100.0%	$184,491	100.0%

Nationally Recognized Statistical Rating Organization (NRSRO) designation
AAA/AA/A	$71,887	48.5%	$96,095	52.2%
BBB	58,010	39.1%	70,150	38.0%
Non-rated[1]	11,427	7.7%	11,300	6.1%
Total investment grade	141,324	95.3%	177,545	96.3%
BB	3,421	2.3%	2,722	1.5%
B	826	0.6%	972	0.5%
CCC	1,037	0.6%	1,011	0.5%
CC and lower	739	0.5%	791	0.4%
Non-rated[1]	1,000	0.7%	1,450	0.8%
Total below investment grade	7,023	4.7%	6,946	3.7%
Total AFS securities including related parties	$148,347	100.0%	$184,491	100.0%

1. Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled loan backed and structured securities (LBaSS), the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology. The NRSRO ratings methodology is focused on the likelihood of recovery of all contractual payments, including principal at par regardless of entry price, while the NAIC designation methodology considers an investment at amortized cost, and the likelihood of recovery of that book value. We view the NAIC designation methodology as the most appropriate way to view our AFS portfolio when evaluating credit risk since a portion of our holdings were purchased at a significant discount to par.

Credit Quality of Net Invested Assets (Management view) Unaudited (In millions, except percentages)

	December 31, 2023		December 31, 2024			December 31, 2023		December 31, 2024
	Invested Asset Value[1]	Percentage of Total	Invested Asset Value[1]	Percentage of Total		Invested Asset Value[1]	Percentage of Total	Invested Asset Value[1]	Percentage of Total
CREDIT QUALITY OF NET INVESTED ASSETS					CREDIT QUALITY OF NET INVESTED ASSETS
NAIC designation					NRSRO designation
1 A-G	$79,503	53.9%	$93,116	55.4%	AAA/AA/A	$67,768	45.9%	$83,176	49.5%
2 A-C	61,775	41.9%	68,559	40.8%	BBB	57,345	38.9%	63,476	37.8%
Non-rated	322	0.2%	—	—%	Non-rated[2]	14,397	9.8%	13,454	8.0%
Total investment grade	141,600	96.0%	161,675	96.2%	Total investment grade	139,510	94.6%	160,106	95.3%
3 A-C	3,833	2.6%	3,255	1.9%	BB	3,551	2.4%	2,623	1.6%
4 A-C	1,170	0.8%	1,296	0.8%	B	915	0.6%	892	0.5%
5 A-C	357	0.2%	522	0.3%	CCC	1,280	0.9%	1,240	0.7%
6	522	0.4%	886	0.5%	CC and lower	940	0.6%	998	0.6%
Non-rated	—	—%	446	0.3%	Non-rated[2]	1,286	0.9%	2,221	1.3%
Total below investment grade	5,882	4.0%	6,405	3.8%	Total below investment grade	7,972	5.4%	7,974	4.7%
Total NAIC designated assets[3]	147,482	100.0%	168,080	100.0%	Total NRSRO designated assets[3]	147,482	100.0%	168,080	100.0%

Assets without NAIC designation					Assets without NRSRO designation
Commercial mortgage loans					Commercial mortgage loans
CM1	4,384	16.9%	3,609	12.9%	CM1	4,384	16.9%	3,609	12.9%
CM2	15,645	60.2%	19,252	68.5%	CM2	15,645	60.2%	19,252	68.5%
CM3	5,304	20.4%	4,700	16.8%	CM3	5,304	20.4%	4,700	16.8%
CM4	623	2.4%	474	1.7%	CM4	623	2.4%	474	1.7%
CM5	—	—%	—	—%	CM5	—	—%	—	—%
CM6	13	0.1%	4	—%	CM6	13	0.1%	4	—%
CM7	8	—%	16	0.1%	CM7	8	—%	16	0.1%
Total CMLs	25,977	100.0%	28,055	100.0%	Total CMLs	25,977	100.0%	28,055	100.0%
Residential mortgage loans					Residential mortgage loans
In good standing	17,503	97.1%	27,122	97.4%	In good standing	17,503	97.1%	27,122	97.4%
90 days late	407	2.3%	521	1.9%	90 days late	407	2.3%	521	1.9%
In foreclosure	111	0.6%	205	0.7%	In foreclosure	111	0.6%	205	0.7%
Total RMLs	18,021	100.0%	27,848	100.0%	Total RMLs	18,021	100.0%	27,848	100.0%
Alternative investments	11,659		12,000		Alternative investments	11,659		12,000
Cash and equivalents	10,467		6,794		Cash and equivalents	10,467		6,794
Equity securities	1,727		2,201		Equity securities	1,727		2,201
Other[4]	2,094		3,665		Other[4]	2,094		3,665
Net invested assets	$217,427		$248,643		Net invested assets	$217,427		$248,643

1. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2. Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology. 3. NAIC and NRSRO designations include corporate securities, CLO, RMBS, CMBS, ABS, state, municipal, political subdivisions and foreign government securities, short-term investments and US government and agency securities. 4. Other includes investments in company owned life insurance, accrued investment income, policy loans and other net invested assets.

Credit Quality of Net Invested Assets - ABS and CLOs (Management view) Unaudited (In millions, except percentages)

	December 31, 2023		December 31, 2024			December 31, 2023		December 31, 2024
	Invested Asset Value[1]	Percentage of Total	Invested Asset Value[1]	Percentage of Total		Invested Asset Value[1]	Percentage of Total	Invested Asset Value[1]	Percentage of Total
CREDIT QUALITY OF ABS – NAIC DESIGNATION					CREDIT QUALITY OF ABS – NRSRO DESIGNATION
1 A-G	$13,700	61.7%	$19,537	68.1%	AAA/AA/A	$12,117	54.6%	$19,307	67.3%
2 A-C	7,227	32.6%	8,134	28.4%	BBB	8,407	37.9%	8,287	28.9%
Non-rated	—	—%	—	—%	Non-rated[2]	403	1.8%	140	0.5%
Total investment grade	20,927	94.3%	27,671	96.5%	Total investment grade	20,927	94.3%	27,734	96.7%
3 A-C	809	3.6%	713	2.5%	BB	822	3.6%	658	2.3%
4 A-C	261	1.2%	113	0.4%	B	248	1.1%	104	0.4%
5 A-C	125	0.5%	120	0.4%	CCC	12	0.1%	28	0.1%
6	80	0.4%	53	0.2%	CC and lower	35	0.2%	34	0.1%
Non-rated	—	—%	—	—%	Non-rated[2]	158	0.7%	112	0.4%
Total below investment grade	1,275	5.7%	999	3.5%	Total below investment grade	1,275	5.7%	936	3.3%
ABS net invested assets	$22,202	100.0%	$28,670	100.0%	ABS net invested assets	$22,202	100.0%	$28,670	100.0%

CREDIT QUALITY OF CLOs – NAIC DESIGNATION					CREDIT QUALITY OF CLOs – NRSRO DESIGNATION
1 A-G	$13,232	64.4%	$19,052	68.8%	AAA/AA/A	$13,232	64.4%	$19,060	68.8%
2 A-C	7,161	34.9%	8,533	30.8%	BBB	7,161	34.9%	8,525	30.8%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	—	—%
Total investment grade	20,393	99.3%	27,585	99.6%	Total investment grade	20,393	99.3%	27,585	99.6%
3 A-C	126	0.6%	94	0.3%	BB	126	0.6%	94	0.3%
4 A-C	19	0.1%	19	0.1%	B	19	0.1%	19	0.1%
5 A-C	—	—%	—	—%	CCC	—	—%	—	—%
6	—	—%	—	—%	CC and lower	—	—%	—	—%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	—	—%
Total below investment grade	145	0.7%	113	0.4%	Total below investment grade	145	0.7%	113	0.4%
CLO net invested assets	$20,538	100.0%	$27,698	100.0%	CLO net invested assets	$20,538	100.0%	$27,698	100.0%

1. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2. Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology.

Credit Quality of Net Invested Assets - RMBS and CMBS (Management view) Unaudited (In millions, except percentages)

	December 31, 2023		December 31, 2024			December 31, 2023		December 31, 2024
	Invested Asset Value[1]	Percentage of Total	Invested Asset Value[1]	Percentage of Total		Invested Asset Value[1]	Percentage of Total	Invested Asset Value[1]	Percentage of Total
CREDIT QUALITY OF RMBS – NAIC DESIGNATION					CREDIT QUALITY OF RMBS – NRSRO DESIGNATION
1 A-G	$6,714	86.1%	$6,333	82.9%	AAA/AA/A	$2,344	30.1%	$2,283	29.9%
2 A-C	262	3.4%	535	7.0%	BBB	475	6.1%	681	8.9%
Non-rated	—	—%	—	—%	Non-rated[2]	2,324	29.8%	2,342	30.7%
Total investment grade	6,976	89.5%	6,868	89.9%	Total investment grade	5,143	66.0%	5,306	69.5%
3 A-C	335	4.3%	332	4.4%	BB	99	1.3%	38	0.5%
4 A-C	323	4.2%	270	3.5%	B	128	1.6%	123	1.6%
5 A-C	89	1.1%	102	1.4%	CCC	1,144	14.7%	986	13.0%
6	72	0.9%	63	0.8%	CC and lower	835	10.7%	752	9.8%
Non-rated	—	—%	—	—%	Non-rated[2]	446	5.7%	430	5.6%
Total below investment grade	819	10.5%	767	10.1%	Total below investment grade	2,652	34.0%	2,329	30.5%
RMBS net invested assets	$7,795	100.0%	$7,635	100.0%	RMBS net invested assets	$7,795	100.0%	$7,635	100.0%

CREDIT QUALITY OF CMBS – NAIC DESIGNATION					CREDIT QUALITY OF CMBS – NRSRO DESIGNATION
1 A-G	$4,000	71.7%	$6,598	80.0%	AAA/AA/A	$3,447	61.8%	$5,800	70.4%
2 A-C	993	17.8%	912	11.1%	BBB	962	17.2%	946	11.5%
Non-rated	—	—%	—	—%	Non-rated[2]	291	5.2%	552	6.7%
Total investment grade	4,993	89.5%	7,510	91.1%	Total investment grade	4,700	84.2%	7,298	88.6%
3 A-C	293	5.3%	293	3.6%	BB	550	9.9%	390	4.7%
4 A-C	151	2.7%	155	1.9%	B	216	3.8%	177	2.1%
5 A-C	75	1.3%	200	2.4%	CCC	89	1.6%	173	2.1%
6	68	1.2%	85	1.0%	CC and lower	25	0.5%	130	1.6%
Non-rated	—	—%	—	—%	Non-rated[2]	—	—%	75	0.9%
Total below investment grade	587	10.5%	733	8.9%	Total below investment grade	880	15.8%	945	11.4%
CMBS net invested assets	$5,580	100.0%	$8,243	100.0%	CMBS net invested assets	$5,580	100.0%	$8,243	100.0%

1. Please refer to the Notes to the Financial Supplement section for discussion on net invested assets and the Non-GAAP Measure Reconciliations section for the reconciliation of total investments, including related parties, to net invested assets. 2. Securities denoted as non-rated by the NRSRO were classified as investment or non-investment grade according to the security’s respective NAIC designation. With respect to modeled LBaSS, the NAIC designation methodology differs in significant respects from the NRSRO ratings methodology.

Net Reserve Liabilities & Rollforwards Unaudited (in millions, except percentages)

	December 31, 2023		December 31, 2024
	Dollars	Percentage of Total	Dollars	Percentage of Total
NET RESERVE LIABILITIES
Indexed annuities	$84,444	42.4%	$82,711	36.6%
Fixed rate annuities	53,282	26.7%	62,705	27.8%
Total deferred annuities	137,726	69.1%	145,416	64.4%
Pension group annuities	26,313	13.2%	24,986	11.1%
Payout annuities	4,897	2.4%	4,701	2.1%
Funding agreements[1]	26,637	13.4%	47,384	21.0%
Life and other	3,716	1.9%	3,439	1.4%
Total net reserve liabilities	$199,289	100.0%	$225,926	100.0%

	Quarterly Trends					Δ		Year-to-Date		Δ
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	Q/Q	Y/Y	2023	2024	Y/Y
NET RESERVE LIABILITY ROLLFORWARD
Net reserve liabilities – beginning	$185,744	$199,289	$208,523	$211,548	$225,899	7%	22%	$175,970	$199,289	13%
Gross inflows[2]	20,167	20,408	16,979	20,301	14,465	(29)%	(28)%	64,524	72,153	12%
Acquisition and block reinsurance[3]	2,214	—	—	—	—	NM	NM	2,214	—	NM
Inflows attributable to ACRA noncontrolling interests	(6,025)	(4,519)	(4,907)	(4,318)	(4,418)	2%	(27)%	(13,028)	(18,162)	39%
Inflows ceded to third-party reinsurers[4]	—	(1,083)	(1,047)	(1,083)	(921)	(15)%	NM	—	(4,134)	NM
Net inflows	16,356	14,806	11,025	14,900	9,126	(39)%	(44)%	53,710	49,857	(7)%
Net withdrawals	(5,791)	(6,748)	(8,627)	(6,176)	(5,697)	(8)%	(2)%	(26,040)	(27,248)	5%
Strategic reinsurance outflows[5]	—	—	—	—	—	NM	NM	(2,723)	—	NM
ACRA ownership changes[6]	(3,239)	—	—	—	(1,774)	NM	45%	(10,262)	(1,774)	83%
Other reserve changes	6,219	1,176	627	5,627	(1,628)	NM	NM	8,634	5,802	(33)%
Net reserve liabilities – ending	$199,289	$208,523	$211,548	$225,899	$225,926	—%	13%	$199,289	$225,926	13%

ACRA NONCONTROLLING INTERESTS RESERVE LIABILITY ROLLFORWARD
Reserve liabilities – beginning	$46,576	$56,651	$60,142	$63,810	$68,092	7%	46%	$35,981	$56,651	57%
Inflows	6,025	4,519	4,907	4,318	4,418	2%	(27)%	13,028	18,162	39%
Withdrawals	(1,325)	(1,287)	(1,513)	(1,982)	(1,439)	(27)%	9%	(5,105)	(6,221)	22%
ACRA ownership changes[6]	3,239	—	—	—	1,774	NM	(45)%	10,262	1,774	(83)%
Other reserve changes	2,136	259	274	1,946	(681)	NM	NM	2,485	1,798	(28)%
Reserve liabilities – ending	$56,651	$60,142	$63,810	$68,092	$72,164	6%	27%	$56,651	$72,164	27%

Note: Please refer to the Notes to the Financial Supplement section for discussion on net reserve liabilities and the Non-GAAP Measure Reconciliations section for the reconciliation of total liabilities to net reserve liabilities. Net reserve liabilities include our economic ownership of ACRA reserve liabilities but do not include the reserve liabilities associated with the noncontrolling interests. 1. Funding agreements are comprised of funding agreements issued under our FABN program, secured and other funding agreements, funding agreements issued to the FHLB and long-term repurchase agreements. 2. Gross inflows equal inflows from our retail, flow reinsurance and institutional channels as well as inflows for life and products other than deferred annuities or our institutional products, renewal inflows, annuitizations and foreign currency translation adjustments on large transactions between the transaction date and the translation period. Gross inflows include all inflows sourced by Athene, including all of the inflows reinsured to ACRA and third-party reinsurers. 3. Acquisition and block reinsurance transactions include the reserve liabilities acquired in our inorganic channel at inception. On November 6, 2023, we entered into an agreement with a Japanese counterparty, effective October 1, 2023, pursuant to which we agreed to reinsure a block of whole life insurance policies on a coinsurance basis. In conjunction with the transaction, we entered into an agreement with a leading mortality reinsurer to retrocede the mortality risk related to this block of business. 4. During the first quarter of 2024, we entered into a modco reinsurance agreement with Catalina to cede a quota share of our retail deferred annuity business issued on or after January 1, 2024. 5. Strategic reinsurance outflows include the portion of the reinsurance business recaptured by VIAC in 3Q’23. 6. Effective July 1, 2023, ALRe sold 50% of ACRA 2’s economic interests to ADIP II. Subsequent to the initial buy-in, ADIP II increased its economic ownership interests in ACRA 2 to 60% effective December 31, 2023 and 63% effective October 1, 2024.

Deferred Annuity Liability Characteristics Unaudited (in millions, except percentages)

	Base surrender charge	Percentage of total	Surrender charge (net of MVA)	Percentage of total
SURRENDER CHARGE PERCENTAGES ON DEFERRED ANNUITIES NET ACCOUNT VALUE
No Surrender Charge	$25,610	18.5%	$25,610	18.5%
0.0% < 2.0%	6,089	4.4%	2,815	2.0%
2.0% < 4.0%	6,612	4.8%	6,391	4.6%
4.0% < 6.0%	13,066	9.4%	9,668	7.0%
6.0% or greater	87,152	62.9%	94,045	67.9%
	$138,529	100.0%	$138,529	100.0%

		Base surrender charge	MVA charge (benefit)	Surrender charge (net of MVA)
Aggregate surrender charge protection		5.8%	1.8%	7.6%

	Deferred annuities	Percentage of total	Average base surrender charge
YEARS OF SURRENDER CHARGE REMAINING ON DEFERRED ANNUITIES NET ACCOUNT VALUE
No Surrender Charge	$25,610	18.5%	—%
Less than 2	21,800	15.7%	5.6%
2 to less than 4	38,352	27.7%	6.3%
4 to less than 6	25,431	18.4%	7.3%
6 to less than 8	13,217	9.5%	8.7%
8 to less than 10	11,712	8.5%	8.7%
10 or greater	2,407	1.7%	14.0%
	$138,529	100.0%

Notes to the Financial Supplement
KEY OPERATING AND NON-GAAP MEASURES
In addition to our results presented in accordance with US GAAP, we present certain financial information that includes non-GAAP measures. Management believes the use of these non-GAAP measures, together with the relevant US GAAP measures, provides information that may enhance an investor’s understanding of our results of operations and the underlying profitability drivers of our business. The majority of these non-GAAP measures are intended to remove from the results of operations the impact of market volatility (other than with respect to alternative investments), which consists of investment gains (losses), net of offsets, and non-operating change in insurance liabilities and related derivatives, both defined below, as well as integration, restructuring, stock compensation and certain other expenses which are not part of our underlying profitability drivers, as such items fluctuate from period to period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results in accordance with US GAAP and should not be viewed as a substitute for the corresponding US GAAP measures.

SPREAD RELATED EARNINGS AND NET SPREAD
Spread related earnings is a pre-tax non-GAAP measure used to evaluate our financial performance including the impact of any reinsurance transactions and excluding market volatility and expenses related to integration, restructuring, stock compensation and other expenses. Our spread related earnings equals net income (loss) available to AHL common stockholder adjusted to eliminate the impact of the following:

•Investment Gains (Losses), Net of Offsets—Consists of the realized gains and losses on the sale of AFS securities and mortgage loans, the change in fair value of reinsurance assets, unrealized gains and losses, changes in the provision for credit losses and other investment gains and losses. Unrealized, allowances and other investment gains and losses are comprised of the fair value adjustments of trading securities (other than certain equity tranche securities) and mortgage loans, investments held under the fair value option, derivative gains and losses not hedging FIA index credits, all foreign exchange impacts and the change in provision for credit losses recognized in operations net of the change in AmerUs Closed Block fair value reserve related to the corresponding change in fair value of investments. Investment gains and losses are net of offsets related to the market value adjustments (MVA) associated with surrenders or terminations of contracts.
•Non-operating Change in Insurance Liabilities and Related Derivatives
•Change in Fair Values of Derivatives and Embedded Derivatives – FIAs—Consists of impacts related to the fair value accounting for derivatives hedging the FIA index credits and the related embedded derivative liability fluctuations from period to period. The index reserve is measured at fair value for the current period and all periods beyond the current policyholder index term. However, the FIA hedging derivatives are purchased to hedge only the current index period. Upon policyholder renewal at the end of the period, new FIA hedging derivatives are purchased to align with the new term. The difference in duration between the FIA hedging derivatives and the index credit reserves creates a timing difference in earnings. This timing difference of the FIA hedging derivatives and index credit reserves is included as a non-operating adjustment. We primarily hedge with options that align with the index terms of our FIA products (typically 1–2 years). On an economic basis, we believe this is suitable because policyholder accounts are credited with index performance at the end of each index term. However, because the term of an embedded derivative in an FIA contract is longer-dated, there is a duration mismatch which may lead to mismatches for accounting purposes.
•Non-operating Change in Funding Agreements—Consists of timing differences caused by changes to interest rates on variable funding agreements and funding agreement backed notes and the associated reserve accretion patterns of those contracts. Further included are adjustments for gains associated with our repurchases of funding agreement backed notes.
•Change in Fair Value of Market Risk Benefits—Consists primarily of volatility in capital market inputs used in the measurement at fair value of our market risk benefits, including certain impacts from changes in interest rates, equity returns and implied equity volatilities.
•Non-operating Change in Liability for Future Policy Benefits—Consists of the non-economic loss incurred at issuance for certain pension group annuities and other payout annuities with life contingencies when valuation interest rates prescribed by US GAAP are lower than the net investment earned rates, adjusted for profit, assumed in pricing. For such contracts with non-economic US GAAP losses, the SRE reserve accretes interest using an imputed discount rate that produces zero gain or loss at issuance.
•Integration, Restructuring, and Other Non-operating Expenses—Consists of restructuring and integration expenses related to acquisitions and block reinsurance costs as well as certain other expenses, which are not predictable or related to our underlying profitability drivers.
•Stock Compensation Expense—Consists of stock compensation expenses associated with our share incentive plans, including long-term incentive expenses, which are not related to our underlying profitability drivers and fluctuate from time to time due to the structure of our plans.
•Income Tax (Expense) Benefit—Consists of the income tax effect of all income statement adjustments and is computed by applying the appropriate jurisdiction’s tax rate to all adjustments subject to income tax.
We consider these adjustments to be meaningful adjustments to net income (loss) available to AHL common stockholder for the reasons discussed in greater detail above. Accordingly, we believe using a measure which excludes the impact of these items is useful in analyzing our business performance and the trends in our results of operations. Together with net income (loss) available to AHL common stockholder, we believe spread related earnings provides a meaningful financial metric that helps investors understand our underlying results and profitability. Spread related earnings should not be used as a substitute for net income (loss) available to AHL common stockholder.

Net spread is a non-GAAP measure used to evaluate our financial performance and profitability. Net spread is computed using our spread related earnings divided by average net invested assets for the relevant period. To enhance the ability to analyze this measure across periods, interim periods are annualized. While we believe this metric is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for ROA presented under US GAAP.

SRE, EXCLUDING NOTABLE ITEMS AND NET SPREAD, EXCLUDING NOTABLE ITEMS
Spread related earnings, excluding notable items and net spread, excluding notable items represent SRE and net spread with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use these measures to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view these non-GAAP measures as additional measures that provide insight to management and investors on the historical, period-to-period comparability of our key non-GAAP operating measures.

Notes to the Financial Supplement, continued
NET INVESTMENT SPREAD
Net investment spread is a key measure of profitability used in analyzing the trends of our core business operations. Net investment spread measures our investment performance plus our strategic capital management fees, less our total cost of funds. Net investment earned rate is a key measure of our investment performance while cost of funds is a key measure of the cost of our policyholder benefits and liabilities. Strategic capital management fees consist of management fees received by us for business managed for others.
•Net investment earned rate is a non-GAAP measure we use to evaluate the performance of our net invested assets. Net investment earned rate is computed as the income from our net invested assets divided by the average net invested assets, for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. The primary adjustments to net investment income to arrive at our net investment earnings are (a) net VIE impacts (revenues, expenses and noncontrolling interests), (b) forward points gains and losses on foreign exchange derivative hedges, (c) amortization of premium/discount on held-for-trading securities, (d) the change in fair value of reinsurance assets, (e) an adjustment to the change in net asset value of our ADIP investments to recognize our proportionate share of spread related earnings based on our ownership in the investment funds and (f) the removal of the proportionate share of the ACRA net investment income associated with the noncontrolling interests. We include the income and assets supporting our change in fair value of reinsurance assets by evaluating the underlying investments of the funds withheld at interest receivables and we include the net investment income from those underlying investments which does not correspond to the US GAAP presentation of change in fair value of reinsurance assets. We exclude the income and assets on business related to ceded reinsurance transactions. We believe the adjustments for reinsurance provide a net investment earned rate on the assets for which we have economic exposure. We believe a measure like net investment earned rate is useful in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe net investment earned rate is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for net investment income presented under US GAAP.
•Cost of funds includes liability costs related to cost of crediting on both deferred annuities and institutional products as well as other liability costs, but does not include the proportionate share of the ACRA cost of funds associated with the noncontrolling interests. Cost of crediting on deferred annuities is the interest credited to the policyholders on our fixed strategies as well as the option costs on the indexed annuity strategies. With respect to FIAs, the cost of providing index credits includes the expenses incurred to fund the annual index credits, and where applicable, minimum guaranteed interest credited. Cost of crediting on institutional products is comprised of (1) pension group annuity costs, including interest credited, benefit payments and other reserve changes, net of premiums received when issued, and (2) funding agreement costs, including the interest payments and other reserve changes. Additionally, cost of crediting includes forward points gains and losses on foreign exchange derivative hedges. Other liability costs include DAC, DSI and VOBA amortization, certain market risk benefit costs, the cost of liabilities on products other than deferred annuities and institutional products, premiums and certain product charges and other revenues. We include the costs related to business added through assumed reinsurance transactions and exclude the costs on business related to ceded reinsurance transactions. Cost of funds is computed as the total liability costs divided by the average net invested assets for the relevant period. To enhance the ability to analyze these measures across periods, interim periods are annualized. We believe a measure like cost of funds is useful in analyzing the trends of our core business operations, profitability and pricing discipline. While we believe cost of funds is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total benefits and expenses presented under US GAAP.

NET INVESTMENT SPREAD, EXCLUDING NOTABLE ITEMS
Net investment spread, excluding notable items represents net investment spread with an adjustment to exclude notable items. Notable items include unusual variability such as actuarial experience, assumption updates and other insurance adjustments. We use this measure to assess the long-term performance of the business against projected earnings, by excluding items that are expected to be infrequent or not indicative of the ongoing operations of the business. We view this non-GAAP measure as an additional measure that provides insight to management and investors on the historical, period-to-period comparability of our key non-GAAP operating measures.

OTHER OPERATING EXPENSES
Other operating expenses excludes interest expense, policy acquisition expenses, net of deferrals, integration, restructuring and other non-operating expenses, stock compensation and long-term incentive plan expenses and the proportionate share of the ACRA operating expenses associated with the noncontrolling interests. We believe a measure like other operating expenses is useful in analyzing the trends of our core business operations and profitability. While we believe other operating expenses is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for policy and other operating expenses presented under US GAAP.

ADJUSTED LEVERAGE RATIO
Adjusted leverage ratio is a non-GAAP measure used to evaluate our capital structure excluding the impacts of AOCI and the cumulative changes in fair value of funds withheld and modco reinsurance assets as well as mortgage loan assets, net of tax. Adjusted leverage ratio is calculated as total debt at notional value adjusted to exclude 50% of the notional value of subordinated debt as an equity credit plus 50% of preferred stock divided by adjusted capitalization. Adjusted capitalization includes our adjusted AHL common stockholder’s equity, preferred stock and the notional value of our total debt. Adjusted AHL common stockholder’s equity is calculated as the ending AHL stockholders’ equity excluding AOCI, the cumulative changes in fair value of funds withheld and modco reinsurance assets and mortgage loan assets as well as preferred stock. These adjustments fluctuate period to period in a manner inconsistent with our underlying profitability drivers as the majority of such fluctuation is related to the market volatility of the unrealized gains and losses associated with our AFS securities, reinsurance assets and mortgage loans. Except with respect to reinvestment activity relating to acquired blocks of businesses, we typically buy and hold investments to maturity throughout the duration of market fluctuations, therefore, the period-over-period impacts in unrealized gains and losses are not necessarily indicative of current operating fundamentals or future performance. Adjusted leverage ratio should not be used as a substitute for the leverage ratio. However, we believe the adjustments to stockholders’ equity and debt are significant to gaining an understanding of our capitalization, debt and preferred stock utilization and overall leverage capacity, because they provide insight into how rating agencies measure our capitalization, which is a consideration in how we manage our leverage capacity.

Notes to the Financial Supplement, continued
NET INVESTED ASSETS
In managing our business, we analyze net invested assets, which does not correspond to total investments, including investments in related parties, as disclosed in our consolidated financial statements and notes thereto. Net invested assets represent the investments that directly back our net reserve liabilities as well as surplus assets. Net invested assets is used in the computation of net investment earned rate, which allows us to analyze the profitability of our investment portfolio. Net invested assets include (a) total investments on the consolidated balance sheets, with AFS securities, trading securities and mortgage loans at cost or amortized cost, excluding derivatives, (b) cash and cash equivalents and restricted cash, (c) investments in related parties, (d) accrued investment income, (e) VIE and VOE assets, liabilities and noncontrolling interest adjustments, (f) net investment payables and receivables, (g) policy loans ceded (which offset the direct policy loans in total investments) and (h) an adjustment for the allowance for credit losses. Net invested assets exclude the derivative collateral offsetting the related cash positions. We include the underlying investments supporting our assumed funds withheld and modco agreements and exclude the underlying investments related to ceded reinsurance transactions in our net invested assets calculation in order to match the assets with the income received. We believe the adjustments for reinsurance provide a view of the assets for which we have economic exposure. Net invested assets include our proportionate share of ACRA investments, based on our economic ownership, but do not include the proportionate share of investments associated with the noncontrolling interests. Our net invested assets are averaged over the number of quarters in the relevant period to compute our net investment earned rate for such period. While we believe net invested assets is a meaningful financial metric and enhances our understanding of the underlying drivers of our investment portfolio, it should not be used as a substitute for total investments, including related parties, presented under US GAAP.

NET RESERVE LIABILITIES
In managing our business, we also analyze net reserve liabilities, which does not correspond to total liabilities as disclosed in our consolidated financial statements and notes thereto. Net reserve liabilities represent our policyholder liability obligations net of reinsurance and are used to analyze the costs of our liabilities. Net reserve liabilities include (a) interest sensitive contract liabilities, (b) future policy benefits, (c) net market risk benefits, (d) long-term repurchase obligations, (e) dividends payable to policyholders and (f) other policy claims and benefits, offset by reinsurance recoverable, excluding policy loans ceded. Net reserve liabilities include our proportionate share of ACRA reserve liabilities, based on our economic ownership, but do not include the proportionate share of reserve liabilities associated with the noncontrolling interests. Net reserve liabilities are net of the ceded liabilities to third-party reinsurers as the costs of the liabilities are passed to such reinsurers and, therefore, we have no net economic exposure to such liabilities, assuming our reinsurance counterparties perform under our agreements. For such transactions, US GAAP requires the ceded liabilities and related reinsurance recoverables to continue to be recorded in our consolidated financial statements despite the transfer of economic risk to the counterparty in connection with the reinsurance transaction. We include the underlying liabilities assumed through modco reinsurance agreements in our net reserve liabilities calculation in order to match the liabilities with the expenses incurred. While we believe net reserve liabilities is a meaningful financial metric and enhances our understanding of the underlying profitability drivers of our business, it should not be used as a substitute for total liabilities presented under US GAAP.

SALES
Sales statistics do not correspond to revenues under US GAAP but are used as relevant measures to understand our business performance as it relates to inflows generated during a specific period of time. Our sales statistics include inflows for fixed rate annuities and FIAs and align with the LIMRA definition of all money paid into an individual annuity, including money paid into new contracts with initial purchase occurring in the specified period and existing contracts with initial purchase occurring prior to the specified period (excluding internal transfers). We believe sales is a meaningful metric that enhances our understanding of our business performance and is not the same as premiums presented in our consolidated statements of income (loss).

Non-GAAP Reconciliations Unaudited (in millions, except percentages)

	Quarterly Trends
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24
RECONCILIATION OF TOTAL AHL STOCKHOLDERS’ EQUITY TO TOTAL ADJUSTED AHL COMMON STOCKHOLDER’S EQUITY
Total AHL stockholders’ equity	$13,838	$14,760	$14,998	$17,445	$16,360
Less: Preferred stock	3,154	3,154	3,154	3,154	3,154
Total AHL common stockholder’s equity	10,684	11,606	11,844	14,291	13,206
Less: Accumulated other comprehensive loss	(5,569)	(5,628)	(5,809)	(3,467)	(5,465)
Less: Accumulated change in fair value of reinsurance assets	(1,882)	(1,880)	(1,787)	(1,416)	(1,591)
Less: Accumulated change in fair value of mortgage loan assets	(2,233)	(2,426)	(2,370)	(1,733)	(2,051)
Total adjusted AHL common stockholder’s equity	$20,368	$21,540	$21,810	$20,907	$22,313

RECONCILIATION OF LEVERAGE RATIO TO ADJUSTED LEVERAGE RATIO
Total debt	$4,209	$5,740	$5,733	$5,725	$6,309
Add: 50% of preferred stock	1,577	1,577	1,577	1,577	1,577
Less: 50% of subordinated debt	—	288	288	288	588
Less: Adjustment to arrive at notional debt	209	165	158	150	134
Adjusted leverage	$5,577	$6,864	$6,864	$6,864	$7,164

Total debt	$4,209	$5,740	$5,733	$5,725	$6,309
Total AHL stockholders’ equity	13,838	14,760	14,998	17,445	16,360
Total capitalization	18,047	20,500	20,731	23,170	22,669
Less: Accumulated other comprehensive loss	(5,569)	(5,628)	(5,809)	(3,467)	(5,465)
Less: Accumulated change in fair value of reinsurance assets	(1,882)	(1,880)	(1,787)	(1,416)	(1,591)
Less: Accumulated change in fair value of mortgage loan assets	(2,233)	(2,426)	(2,370)	(1,733)	(2,051)
Less: Adjustment to arrive at notional debt	209	165	158	150	134
Total adjusted capitalization	$27,522	$30,269	$30,539	$29,636	$31,642

Leverage ratio	40.8%	43.4%	42.9%	38.3%	41.7%
Accumulated other comprehensive loss	(8.2)%	(8.0)%	(8.0)%	(4.4)%	(7.1)%
Accumulated change in fair value of reinsurance assets	(2.8)%	(2.7)%	(2.5)%	(1.8)%	(2.1)%
Accumulated change in fair value of mortgage loan assets	(3.3)%	(3.5)%	(3.3)%	(2.2)%	(2.7)%
Adjustment to exclude 50% of preferred stock	(5.6)%	(5.2)%	(5.2)%	(5.3)%	(5.0)%
Adjustment to exclude 50% of subordinated debt	—%	(0.9)%	(1.0)%	(1.0)%	(1.9)%
Adjustment to arrive at notional debt	(0.6)%	(0.4)%	(0.4)%	(0.4)%	(0.3)%
Adjusted leverage ratio	20.3%	22.7%	22.5%	23.2%	22.6%

Non-GAAP Reconciliations, continued Unaudited (in millions, except percentages)

	Quarterly Trends					Year-to-Date
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	2023	2024
RECONCILIATION OF NET INCOME AVAILABLE TO ATHENE HOLDING LTD. COMMON STOCKHOLDER TO SPREAD RELATED EARNINGS, EXCLUDING NOTABLE ITEMS
Net income available to Athene Holding Ltd. common stockholder	$2,925	$1,147	$583	$580	$970	$4,484	$3,280
Preferred stock dividends	45	45	46	45	45	181	181
Net income attributable to noncontrolling interests	733	283	237	859	64	1,087	1,443
Net income	3,703	1,475	866	1,484	1,079	5,752	4,904
Income tax expense (benefit)	(1,619)	307	161	191	71	(1,161)	730
Income before income taxes	2,084	1,782	1,027	1,675	1,150	4,591	5,634
Less: Total adjustments to income before income taxes	1,335	966	315	820	312	1,484	2,413
Spread related earnings	749	816	712	855	838	3,107	3,221
Notable items	—	—	—	(25)	—	(115)	(25)
Spread related earnings, excluding notable items	$749	$816	$712	$830	$838	$2,992	$3,196

RECONCILIATION OF NET INVESTMENT INCOME TO NET INVESTMENT EARNINGS
US GAAP net investment income	$3,078	$3,292	$3,509	$3,777	$3,903	$11,130	$14,481
Change in fair value of reinsurance assets	21	(10)	(37)	(11)	(71)	86	(129)
VIE earnings and noncontrolling interests	335	311	257	362	380	1,078	1,310
Forward points adjustment on FX derivative hedges	33	51	32	30	20	187	133
Held-for-trading amortization	(45)	(35)	(8)	(30)	(35)	(191)	(108)
Reinsurance impacts	(65)	(64)	(55)	(54)	(50)	(264)	(223)
ACRA noncontrolling interests	(749)	(868)	(921)	(1,011)	(1,064)	(2,377)	(3,864)
Other	(76)	44	26	(20)	100	(41)	150
Total adjustments to arrive at net investment earnings	(546)	(571)	(706)	(734)	(720)	(1,522)	(2,731)
Total net investment earnings	$2,532	$2,721	$2,803	$3,043	$3,183	$9,608	$11,750

RECONCILIATION OF NET INVESTMENT INCOME RATE TO NET INVESTMENT EARNED RATE
US GAAP net investment income	5.79%	5.92%	6.10%	6.35%	6.38%	5.34%	6.19%
Change in fair value of reinsurance assets	0.04%	(0.02)%	(0.06)%	(0.02)%	(0.11)%	0.04%	(0.05)%
VIE earnings and noncontrolling interests	0.63%	0.56%	0.45%	0.61%	0.62%	0.52%	0.56%
Forward points adjustment on FX derivative hedges	0.06%	0.09%	0.05%	0.05%	0.03%	0.09%	0.06%
Held-for-trading amortization	(0.09)%	(0.06)%	(0.01)%	(0.05)%	(0.06)%	(0.09)%	(0.05)%
Reinsurance impacts	(0.12)%	(0.12)%	(0.10)%	(0.09)%	(0.08)%	(0.13)%	(0.09)%
ACRA noncontrolling interests	(1.41)%	(1.56)%	(1.60)%	(1.70)%	(1.74)%	(1.14)%	(1.65)%
Other	(0.14)%	0.08%	0.04%	(0.03)%	0.16%	(0.02)%	0.06%
Total adjustments to arrive at net investment earned rate	(1.03)%	(1.03)%	(1.23)%	(1.23)%	(1.18)%	(0.73)%	(1.16)%
Net investment earned rate	4.76%	4.89%	4.87%	5.12%	5.20%	4.61%	5.03%

Average net invested assets	$212,761	$222,391	$230,156	$237,810	$244,796	$208,479	$233,809

Non-GAAP Reconciliations, continued Unaudited (in millions, except percentages)

	Quarterly Trends					Year-to-Date
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	2023	2024
RECONCILIATION OF BENEFITS AND EXPENSES TO COST OF FUNDS
US GAAP benefits and expenses	$7,928	$3,939	$3,637	$4,847	$2,632	$23,603	$15,055
Premiums	(3,586)	(101)	(673)	(389)	(155)	(12,749)	(1,318)
Product charges	(226)	(238)	(251)	(267)	(260)	(848)	(1,016)
Other revenues	(7)	(2)	(3)	(4)	(10)	(150)	(19)
FIA option costs	388	392	402	410	413	1,512	1,617
Reinsurance impacts	(39)	(42)	(31)	(47)	(37)	(155)	(157)
Non-operating change in insurance liabilities and embedded derivatives	(1,913)	(1,339)	(374)	(1,252)	318	(2,930)	(2,647)
Policy and other operating expenses, excluding policy acquisition expenses	(373)	(341)	(393)	(573)	(453)	(1,341)	(1,760)
Forward points adjustment on FX derivative hedges	58	70	70	77	76	141	293
AmerUs Closed Block fair value liability	(85)	15	13	(55)	52	(58)	25
ACRA noncontrolling interests	(610)	(692)	(577)	(833)	(522)	(1,587)	(2,624)
Other	59	62	60	69	62	212	253
Total adjustments to arrive at cost of funds	(6,334)	(2,216)	(1,757)	(2,864)	(516)	(17,953)	(7,353)
Total cost of funds	$1,594	$1,723	$1,880	$1,983	$2,116	$5,650	$7,702

RECONCILIATION OF TOTAL BENEFITS AND EXPENSES RATE TO COST OF FUNDS RATE
US GAAP benefits and expenses	14.90%	7.08%	6.32%	8.15%	4.30%	11.32%	6.44%
Premiums	(6.74)%	(0.18)%	(1.17)%	(0.65)%	(0.25)%	(6.12)%	(0.56)%
Product charges	(0.42)%	(0.43)%	(0.44)%	(0.45)%	(0.42)%	(0.41)%	(0.44)%
Other revenues	(0.01)%	—%	(0.01)%	(0.01)%	(0.02)%	(0.07)%	(0.01)%
FIA option costs	0.73%	0.70%	0.70%	0.69%	0.67%	0.73%	0.69%
Reinsurance impacts	(0.07)%	(0.08)%	(0.05)%	(0.08)%	(0.06)%	(0.07)%	(0.07)%
Non-operating change in insurance liabilities and embedded derivatives	(3.60)%	(2.41)%	(0.65)%	(2.11)%	0.52%	(1.41)%	(1.13)%
Policy and other operating expenses, excluding policy acquisition expenses	(0.70)%	(0.61)%	(0.68)%	(0.96)%	(0.74)%	(0.64)%	(0.75)%
Forward points adjustment on FX derivative hedges	0.11%	0.13%	0.12%	0.13%	0.12%	0.07%	0.12%
AmerUs Closed Block fair value liability	(0.16)%	0.03%	0.02%	(0.09)%	0.09%	(0.03)%	0.01%
ACRA noncontrolling interests	(1.15)%	(1.24)%	(1.00)%	(1.40)%	(0.85)%	(0.76)%	(1.12)%
Other	0.11%	0.11%	0.11%	0.12%	0.10%	0.10%	0.11%
Total adjustments to arrive at cost of funds	(11.90)%	(3.98)%	(3.05)%	(4.81)%	(0.84)%	(8.61)%	(3.15)%
Total cost of funds	3.00%	3.10%	3.27%	3.34%	3.46%	2.71%	3.29%

Average net invested assets	$212,761	$222,391	$230,156	$237,810	$244,796	$208,479	$233,809

Non-GAAP Reconciliations, continued Unaudited (in millions)

	Quarterly Trends					Year-to-Date
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24	2023	2024
RECONCILIATION OF POLICY AND OTHER OPERATING EXPENSES TO OTHER OPERATING EXPENSES
US GAAP policy and other operating expenses	$489	$459	$507	$687	$560	$1,848	$2,213
Interest expense	(99)	(102)	(129)	(142)	(179)	(459)	(552)
Policy acquisition expenses, net of deferrals	(116)	(118)	(114)	(114)	(107)	(507)	(453)
Integration, restructuring and other non-operating expenses	(32)	(30)	(31)	(204)	26	(130)	(239)
Stock compensation expenses	(46)	(13)	(11)	(12)	(14)	(88)	(50)
ACRA noncontrolling interests	(65)	(70)	(95)	(88)	(153)	(143)	(406)
Other	(11)	(10)	(11)	(13)	(12)	(34)	(46)
Total adjustments to arrive at other operating expenses	(369)	(343)	(391)	(573)	(439)	(1,361)	(1,746)
Other operating expenses	$120	$116	$116	$114	$121	$487	$467

				December 31, 2023		December 31, 2024
RECONCILIATION OF INVESTMENT FUNDS, INCLUDING RELATED PARTIES AND CONSOLIDATED VIES, TO NET ALTERNATIVE INVESTMENTS
Investment funds, including related parties and consolidated VIEs				$17,668		$19,725
Equity securities				430		—
Certain equity securities included in AFS or trading securities				201		34
Investment funds within funds withheld at interest				827		900
Royalties				14		7
Net assets of the VIE, excluding investment funds				(4,508)		(4,850)
Unrealized (gains) losses				26		92
ACRA noncontrolling interests				(2,829)		(3,731)
Other assets				(170)		(177)
Total adjustments to arrive at net alternative investments				(6,009)		(7,725)
Net alternative investments				$11,659		$12,000

Non-GAAP Reconciliations, continued Unaudited (in millions)

	Quarterly Trends
	4Q’23	1Q’24	2Q’24	3Q’24	4Q’24
RECONCILIATION OF TOTAL INVESTMENTS, INCLUDING RELATED PARTIES, TO NET INVESTED ASSETS
Total investments, including related parties	$238,941	$254,239	$265,044	$286,102	$291,491
Derivative assets	(5,298)	(7,159)	(7,488)	(7,529)	(8,154)
Cash and cash equivalents (including restricted cash)	14,781	16,825	14,097	14,551	13,676
Accrued investment income	1,933	2,332	2,507	2,695	2,816
Net receivable (payable) for collateral on derivatives	(2,835)	(4,293)	(4,258)	(4,194)	(4,602)
Reinsurance impacts	(572)	(1,358)	(2,132)	(4,284)	(4,435)
VIE and VOE assets, liabilities and noncontrolling interests	14,818	14,979	15,339	15,697	17,289
Unrealized (gains) losses	16,445	17,809	18,869	11,674	18,320
Ceded policy loans	(174)	(171)	(170)	(167)	(167)
Net investment receivables (payables)	11	(950)	(252)	(291)	97
Allowance for credit losses	608	615	682	689	720
Other investments	(41)	(31)	(23)	(11)	(87)
Total adjustments to arrive at gross invested assets	39,676	38,598	37,171	28,830	35,473
Gross invested assets	278,617	292,837	302,215	314,932	326,964
ACRA noncontrolling interests	(61,190)	(65,482)	(69,258)	(72,269)	(78,321)
Net invested assets	$217,427	$227,355	$232,957	$242,663	$248,643

RECONCILIATION OF TOTAL LIABILITIES TO NET RESERVE LIABILITIES
Total liabilities	$279,344	$297,423	$308,295	$327,855	$337,469
Debt	(4,209)	(5,740)	(5,733)	(5,725)	(6,309)
Derivative liabilities	(1,995)	(2,429)	(3,212)	(2,758)	(3,556)
Payables for collateral on derivatives and short-term securities to repurchase	(4,370)	(5,481)	(7,210)	(5,286)	(8,988)
Other liabilities	(2,590)	(4,195)	(4,839)	(7,058)	(6,546)
Liabilities of consolidated VIEs	(1,115)	(1,082)	(1,526)	(1,363)	(1,640)
Reinsurance impacts	(8,574)	(9,277)	(9,876)	(11,196)	(11,861)
Ceded policy loans	(174)	(171)	(170)	(167)	(167)
Market risk benefit asset	(377)	(383)	(371)	(311)	(312)
ACRA noncontrolling interests	(56,651)	(60,142)	(63,810)	(68,092)	(72,164)
Total adjustments to arrive at net reserve liabilities	(80,055)	(88,900)	(96,747)	(101,956)	(111,543)
Net reserve liabilities	$199,289	$208,523	$211,548	$225,899	$225,926